SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 27, 2009

GLOBAL 8 ENVIRONMENTAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30096	77-0454933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

677 7th Ave. #410 San Diego, CA 92101
 (Address of principal executive offices, including zip code)

(760) 390-8351
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01 Changes in Control of Registrant

We wish to call to the attention of the public that no changes have occurred in the control of Global 8 Environmental Technologies. Both Directors and Officers remain unchanged. Please see Item 8.01 below, however, for additional details.

Item 8.01 Other Events

A shareholder’s proxy action was initiated recently and a 14(c) notice was filed on November 27, 2009. This filing is preliminary and should not be relied on until after the comment period has passed.

On November 30, 2009, a person or persons unknown posted an 8-K in the name of Global 8 Environmental Technologies announcing a change in governance of the company. The public should be aware that this posting was done without authorization of the company, using EDGAR codes that said persons were not authorized to use. The statements therein attesting to the seating of a new Board of Directors and appointment of Officers should not be relied on, as no legal change in the governance of the company has occurred.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2009

Global 8 Environmental Technologies, Inc.

By:	/s/ Ferrando B. Londe
Ferrando B. Londe
Chairman of the Board of Directors

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